                                     EXHIBIT
                                   ITEM 23 (J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Davis New York Venture Fund, Inc.:

We consent to the use of our report dated December 8, 2006 incorporated by reference in this Registration Statement of Davis New York Venture Fund, Inc.
(consisting of one series, Davis Global Fund) and to the references to our firm under the headings "Financial Highlights" in the Prospectus for Davis Global
Fund and "Independent Registered Public Accounting Firm" and "Disclosure of
Portfolio Holdings" in the Statement of Additional Information for Davis Global
Fund.

                                        /s/ KPMG LLP
                                        -------------------
                                        /s/ KPMG LLP

Denver, Colorado
February 28, 2007